                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                _______________


      Date of Report (Date of earliest event reported):  December 29, 1997


                         TRUE NORTH COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       1-5029                   36-1088161
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of organization)                File Number)           Identification No.)


         101 East Erie Street
          Chicago, Illinois                                       60611-2897
(Address of principal executive offices)                          (Zip Code)

                                (312) 425-6500
             (Registrant's telephone number, including area code:)


                                Not Applicable
                        (Former name or former address,
                        if changed since last report.)

          Certain statements made by executive officers of Registrant at Registrant's Special Meeting of Stockholders held December 30, 1997 and in Registrant's press release dated December 30, 1997 and which may be made in the future with respect to Registrant's expected combined results (after giving effect to its merger with Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJKE")) for future years constitute "forward-looking statements" within the meaning of
Section 21E(i)(1) of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Registrant to be materially different from any future results expressed or implied by these statements. Such factors include, among other things, the following: general economic and business conditions, changes in demand for Registrant's services, changes in competition, the ability of Registrant to integrate acquisitions (including
BJKE) or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel, and changes in governmental regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by Registrant that Registrant's plans and objectives will be achieved.

Item 5.   Other Events.

          On December 29, 1997, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1.

          On December 30, 1997, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

          Exhibit 99.1  Press Release dated December 29, 1997.

          Exhibit 99.2  Press Release dated December 30, 1997.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TRUE NORTH COMMUNICATIONS INC.



DATE: December 30, 1997               By: /s/ John J. Rezich
                                          -----------------------------------

                                      Name: John J. Rezich
                                      Title: Controller

                               INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------

99.1          Press release dated December 29, 1997

99.2          Press release dated December 30, 1997